EXHIBIT 23.2


                              ACCOUNTANTS' CONSENT



The Board of Directors
Color Imaging, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the audited consolidated financial statements of Color Imaging, Inc. dated February 7, 2003, except for Note 17 for which our report is dated March 7, 2003, included in Color Imaging, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.


                                               /s/ Lazar Levine & Felix LLP

                                               LAZAR LEVINE & FELIX LLP




New York, NY
December 19, 2003